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                                                                   Exhibit 10.22
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________________________________________________________________________________
                          BRANCH AUTOMATION AGREEMENT

THIS AGREEMENT is entered into the 1st day of July, 2000, by Metavante Corporation, a Wisconsin Corporation ("Metavante") and Marshall & Ilsley Corporation.

          For adequate consideration, the receipt and sufficiency which are hereby acknowledged, the parties hereto agree as follows:

1. FEES. Customer shall pay to Metavante the fees in the amounts set forth on attached Exhibit A for such Programs specified therein as Customer shall elect to receive. Nothing in this Agreement shall be construed to require Customer to license or install Metavante BankerInsight software. However, in the event Customer shall elect to license the BankerInsight software, the license fees set forth in Exhibit A shall apply.

     1.1. Documentation. One set of Documentation is included with each Program. Additional Documentation is available at Metavante's then current rates.

     1.2. Professional Services. Unless otherwise specified in Exhibit A, hourly rates for professional services are billable at Metavante's then current rate. For professional service hours delivered at Metavante's facilities, Customer shall pay only for actual hours logged to a specific task for Customer. For professional services delivered at sites other than Metavante's facilities, Customer shall pay for the actual hours logged at such site, with a minimum of four (4) hours per day. In addition, Customer shall pay for all travel time of Metavante personnel to, from and between Metavante's facilities and the other sites.

     1.3. Expenses. Customer shall reimburse Metavante for all reasonable and actual out-of-pocket expenses incurred by Metavante in connection with performance under this Agreement including supplies, travel, lodging and meals.

2.   LICENSE.
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     2.1. Grant. Subject to the terms and conditions of this Agreement,
          Metavante grants Customer a perpetual, non-exclusive, non-transferable license to use the Metavante Products solely for Customer's and Customer's Affiliates (collectively, "Eligible Parties") own internal processing and computing needs to provide banking services to the Eligible Parties" customers, and for no other purpose. Customer shall be entitled to use the Program in a productive mode only at the Location(s). Programs copied for archival, testing, temporary back-up or temporary transfer to another site (not to exceed ninety days) shall not be considered productive use.

     2.2. Restrictions on Use. Customer shall not use, copy, translate, print or display the Metavante Products, in whole or in part, other than as expressly authorized in this Agreement. Customer agrees not to reverse assemble or decompile any Program or portion thereof which Metavante does not provide in human-readable source code form. Customer agrees not to use the Metavante Products to provide service bureau, time sharing, or other computer services to third parties unless specifically authorized under this Agreement.

     2.3. Affiliates. Customer's Affiliates are named in Exhibit D. Customer may request to add to the list of Affiliates additional entities that are or become affiliated with Customer from time to time, and such additional entities shall be considered Affiliates upon Metavante's written approval. Metavante will not unreasonably withhold its approval, but may condition its approval on the payment by Customer of additional license fees and/or increased maintenance fees.

3.   TERM.
     ----

     3.1. License. The term of the license granted hereunder is perpetual upon Acceptance, subject to termination only in accordance with this Agreement.

     3.2. Maintenance. With respect to maintenance services, this Agreement shall be effective ninety days after Acceptance and shall continue for eighty-four (84) months thereafter (the "Initial Term"). After the Initial Term, this Agreement shall be renewed for successive one (1) year periods (each a "Renewal Term") unless terminated pursuant to
          Article 14 below.

4.   PROFESSIONAL SERVICES.
     ---------------------

     4.1. Training Services. Metavante shall provide Customer with training services, if any, specified on Exhibit B hereto (the "Training Services"). The training sessions shall be held at Metavante's facilities located in Brown Deer, Wisconsin, at dates and times established by Metavante. Metavante reserves the right to change the content of the Training Services based on Customer's particular needs, provided that any material changes shall require Customer's consent. Customer shall be responsible for all travel, lodging, and related costs and expenses incurred by its attendees. The number of attendees is specified on Exhibit B; Customer may send additional attendees to training classes at Metavante's then current fees for such attendees. Additional training classes are available at Metavante's then current rates.

     4.2 Customization Services. Metavante shall provide Customer with the customization services, if any, specified on Exhibit B hereto (the "Customization Services"). Metavante reserves the right to change the content of the analysis sessions provided as a part of the Customization Services based on Customer's particular needs, provided that any material changes shall require Customer's consent.

     4.3 Conversion Services. Metavante shall provide Customer with the conversion services, if any, specified on Exhibit B hereto (the "Conversion Services"). Metavante reserves the right to change the duration of on-site support provided as a part of the Conversion Services based on Customer's particular needs, provided that any material changes shall require Customer's consent. The number of attendees is specified on Exhibit B; Customer may send additional attendees to conversion planning sessions at Metavante's then current fees for such additional attendees.

     4.4 Implementation Services. Installation and implementation services are not included within the scope of this Agreement. At Customer's request, Metavante may provide installation and implementation services for the Programs pursuant to a separate agreement between Customer and Metavante.
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5.   ADDITIONAL SERVICES. Metavante may provide, at its sole discretion, such
     -------------------
additional products, services or resources (collectively, the "Additional Services") as may be reasonably requested by Customer from time to time, and as are reasonably within the general scope of the products, services or resources which are contemplated by this Agreement to be provided by Metavante. All requests for Additional Services by Customer shall be made in writing. Unless otherwise agreed to in writing by Metavante, Customer shall be charged for the Additional Services at Metavante's then current rates. In the event either party wishes to change the scope of the products, services or resources to be provided by Metavante under this Agreement, such change in scope shall be considered Additional Services and the parties shall follow Metavante's then current change control procedures for all such requests.

6.   ACCEPTANCE. Acceptance shall be deemed to occur upon delivery of the media
     ----------
containing the Programs and related Documentation to the Primary Location. In the event Customer discovers a Defect during the Warranty Period Customer's remedies shall be as specified in Section 8.2 below.

7.   UPGRADES. Metavante will offer all Upgrades to Customer when such Upgrades
     --------
are offered generally to all Customers of the applicable Program. Upgrades shall be priced at Metavante's then current rates and may require payment of additional license and/or maintenance fees.

8.   WARRANTIES.
     ----------

     8.1. Media. Metavante warrants that, at delivery, the media in which the Programs, Maintenance Updates and Releases are embodied will be free from material defects. Customer's exclusive remedy under this warranty shall be to require Metavante to replace the media. Metavante shall have no obligation to replace any defective media which is not returned to Metavante within ten (10) days of receipt by Customer or which has failed because of accident or abuse.

     8.2. Programs. Metavante warrants the Programs against reproducible Defects during the Warranty Period. Metavante makes no warranty that the Programs will run uninterrupted or will be error free. During the Warranty Period, Metavante's sole obligation shall be to correct any Defects covered by this warranty. Metavante shall have no liability or obligation unless Customer notifies Metavante of any Defect and provides Metavante with any information which Metavante reasonably requests to identify, reproduce and correct the Defect. Notice shall be given by forwarding a description of the Defect to Metavante by phone, followed by a written report. Customer agrees to allow Metavante the opportunity to make repeated efforts over a reasonable period of time to reproduce and correct any reported and reproducible Defect.

     8.3. Infringement. Metavante shall, at its own expense, defend any action brought against Customer based on a claim that Customer's use of any Metavante Product under the terms of this Agreement infringes a copyright, trademark or patent under United States law and Metavante shall pay any final judgment awarded or settlement reached, provided that Customer notifies Metavante promptly in writing of the claim and Metavante has an opportunity to fully defend the claim and/or agrees to any settlement of such claim. Should Customer's use of any Metavante Product become, or in Metavante's opinion be likely to become, the subject of a claim of infringement of a copyright, trademark or patent under United States law, Metavante may procure for Customer the right to continue using the Metavante Product as contemplated by this Agreement, or replace or modify the Metavante Product to make it non-infringing, at no additional charge to Customer. In the event neither of the above is economically practical, Metavante shall refund the unamortized portion of the license fee paid by Customer for such Metavante Product, based upon a five year straight line depreciation commencing as of the date of this Agreement. The foregoing indemnity shall apply to Custom Programs only if Metavante had actual knowledge of a potential third party claim prior to commencing development of the Custom Program and failed to notify Customer of such knowledge. In addition, Metavante shall have no obligation for any claim based upon (a) Customer's use of other than the then current unaltered Release of the Program, if such infringement could have been avoided by use of the then current unaltered Release, or (b) the operation, combination or use of the Program with equipment, data or programs not furnished by Metavante, or (c) Programs modified by Customer or any third party. The foregoing states the entire liability of Metavante with respect to any claim of infringement by the Metavante Products or any part thereof.

     8.4. Harmful Code. Each party represents and warrants that it shall take commercially reasonable actions and precautions not to introduce any virus or similar code ("Virus") into the Programs. Each party covenants, at its own expense, to remove any Virus introduced while the infected Program was in its custody and control and shall indemnify the other party for all damages incurred as a result thereof. Virus shall mean code embedded in the Programs whose purpose is to halt effective use of the Programs on conditions triggered by an event or person other than an operator.

     8.5. Disclaimer. CUSTOMER ACKNOWLEDGES THAT IT HAS INDEPENDENTLY EVALUATED THE PROGRAMS AND THE APPLICATION OF THE PROGRAMS TO ITS NEEDS AND THAT, EXCEPT AS SPECIFICALLY PROVIDED HEREIN, THERE ARE NO WARRANTIES EXPRESSED, IMPLIED, OR STATUTORY, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE, OR OTHERWISE BY LAW.

9.   MAINTENANCE. Subject to the timely and full payment of the applicable fees,
     -----------
during the Initial Term and any Renewal Term Metavante will provide maintenance services at the Primary Location for one productive copy of all of the Standard Programs and for those Custom Programs which Metavante has agreed to in writing to provide maintenance (collectively, "Maintained Programs"). Maintenance services shall include the following:

     9.1. Programs. Metavante will service the Maintained Programs in accordance with the then current Documentation. Metavante will provide to Customer all Fixes to the Maintained Programs for any reproducible Defects reported to Metavante. Fixes which are applicable to all Customers are accumulated and provided with the next Maintenance Update. Metavante will offer to Customer, without additional charge, all Enhancements, Maintenance Updates and Releases for the Maintained Programs when generally available, along with applicable Documentation.

     9.2. Delivery. All Fixes, Enhancements, Maintenance Updates and Releases ` provided hereunder shall be delivered on magnetic media by mail or in accordance with Metavante's then current procedures.

     9.3. Support. Metavante will operate a support call center during Metavante's normal business hours to provide routine customer support for Maintained Programs; provided, however, that a Qualified Employee shall initiate or participate in all such calls to Metavante's support call center. Metavante reserves the right to charge Customer at Metavante's then current rates for customer support services provided to other than a Qualified Employee. Additional technical support may be requested by Customer at Metavante's then current rates.

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     9.4. Installation. Metavante may from time to time issue updated Releases of the Programs which may correct program and logic errors, add operational improvements, and/or enhance the functional capabilities. Such Releases will replace or supersede any other Releases of the Programs then being used by the Customer. Customer will be responsible for the installation of all Releases at all Locations. Customer acknowledges that its failure to install the same may eventually make the Programs unusable or non-conforming to the Documentation and Customer assumes all risks of such failure to install. Failure by Customer to operate Programs that are current to within one earlier Release or three Maintenance Updates shall relieve Metavante of its obligation to provide further maintenance services hereunder, but shall not relieve Customer of its obligations to pay all maintenance fees due hereunder.

     9.5. Modifications. Metavante shall not be required to provide maintenance to any software other than an unmodified Maintained Program, if a party other than Metavante makes any change, modification, or enhancement to the Maintained Program or the operating environment under which the Maintained Program is executed, without the express written authorization of Metavante. Metavante will continue to supply maintenance services to the unmodified portion of the Maintained Programs so long as the operating environment conforms to the specifications set forth in the Documentation. Notwithstanding the foregoing, Customer shall continue to pay the full amount of maintenance fees hereunder. At Customer's request, Metavante may agree to provide maintenance for such unauthorized changes (or for Custom Programs which are not Maintained Programs) at Metavante's then current time and materials rates.

     9.6. Defects not in Programs. If, upon investigation of a reported Defect, Metavante determines that the problem is not attributable to a Defect in the Programs, Metavante will promptly notify Customer of that fact. Metavante will, at the request of Customer, continue working to correct the malfunction notwithstanding that it is not a Defect. The Customer agrees to pay for Metavante's efforts investigating and/or resolving such a malfunction at Metavante's then current rates for such services, plus reasonable and actual out-of-pocket expenses incurred by Metavante. Metavante shall use its best efforts to notify Customer as early as possible that the reported system error is suspected to be beyond Metavante's responsibility, and Customer may incur charges as described above.

10.  DERIVATIVE WORKS. Customer is expressly prohibited from making, or
     ----------------
permitting another person or entity on Customer's behalf to make, any Derivative Work to a Program, or any portion thereof.

11.  COOPERATION. During the Initial Term and any Renewal Term, Customer shall
     -----------
assign at least one Qualified Employee for each Program licensed hereunder, to work with Metavante. Customer shall enroll such Qualified Employee in any additional training class recommended by Metavante in the event Metavante reasonably determines that the Qualified Employee requires additional or refresher training. Customer shall make available additional appropriate personnel as Metavante may reasonably request to answer questions and provide information concerning Customer's Location(s), operations and requirements related to the installation, testing and maintenance of the Programs. Customer shall have the Primary Location ready for installation, and allow Metavante appropriate physical access to the computer systems and databases which will be in communication with the Programs.

12.  REGULATORY COMPLIANCE. Customer is solely responsible for monitoring and
     ---------------------
interpreting all federal and state laws, rules and regulations pertaining to Customer's business (the "Legal Requirements"). Customer is responsible for selecting the processing parameter settings, features and options within the Programs that will apply to Customer and for determining that such selections are consistent with the Legal Requirements and with the terms and conditions of any agreements between Customer and its clients. In making such determinations, Customer may rely upon the written descriptions of such settings, features, and options contained in the Documentation. As part of the maintenance services provided hereunder, Metavante shall maintain the features and functions set forth in the Documentation for each of the Standard Programs in accordance with all changes in federal laws and regulations applicable to such features and functions, in a non-custom environment. The foregoing sets forth Metavante's entire obligation with regard to compliance of the Programs with any Legal Requirements.

13.  TERMINATION. This Agreement may be terminated only as set forth in this
     -----------
Article 13. Customer understands and agrees that except for termination by Customer under Section 13.2, Customer's obligation to pay the license fees and the annual maintenance fees for the Initial Term is unconditional and is due and payable to Metavante regardless of termination of this Agreement or the license granted herein to the other party.

     13.1. Maintenance. Either party may terminate maintenance services at the end of the Initial Term or any Renewal Term by giving at least ninety (90) days" prior written notice of termination to the other party. Metavante may terminate maintenance services for any Program upon at least six (6) months prior written notice to Customer in the event Metavante ceases to provide maintenance services on such Program to its Customers generally.

     13.2. Default. If either party breaches any of its material obligations under this Agreement and fails to cure such breach within thirty
            (30) days following receipt of a notice of default from the other party, the non-defaulting party may terminate this Agreement, including the license granted herein, effective as of a date specified in the notice of default.

     13.3. Other Conditions. A party may immediately terminate this Agreement in its entirety, including the license granted herein, upon written notice to the other party in the event the other party (a) has failed to establish reasonable procedures for protecting such party's Confidential Information; (b) has intentionally disclosed such party's Confidential Information, without prior consent of the disclosing party; (c) makes a general assignment for the benefit of creditors; applies for the appointment of a trustee, liquidator or receiver for its business or property, or one is assigned involuntarily; (d) is subject to a proceeding for bankruptcy, receivership, insolvency, dissolution or liquidation; or (e) is adjudicated insolvent or bankrupt.

     13.4. Continuing Obligations. Termination of this Agreement shall not relieve either party from any obligations accrued through the date of termination. In addition, the terms and conditions set forth in this Agreement which by their nature would continue beyond termination of this Agreement, including the provision with respect to Confidentiality, shall survive the termination of this Agreement. Within thirty (30) days of termination of the license granted herein, Customer will either certify as to the destruction of the Metavante Products, including all copies thereof, or will return to Metavante the Metavante Products and all copies thereof.

14.  RIGHTS AND REMEDIES.
     -------------------

     14.1. Customer's Remedies. Metavante and Customer acknowledge that Customer may be entitled to damages or rescission arising from a failure by Metavante to perform its obligations and both parties agree that in all such circumstances Customer's remedies and Metavante's liabilities will be limited to those set forth in this Agreement. These limitations will survive termination of this Agreement notwithstanding Customer's election to

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            rescind or otherwise be discharged from this Agreement. For a breach of a material obligation of Metavante under this Agreement, Metavante's sole obligation shall be to remedy the breach. In the event that Metavante fails to remedy the breach within thirty (30) days after receipt of notice of the breach, Customer may recover damages from Metavante, subject to the limitations set forth in this Agreement.

     14.2. Limitation of Liability. Metavante'S TOTAL LIABILITY UNDER THIS AGREEMENT SHALL BE LIMITED TO THE AMOUNT OF THE LICENSE FEE(S) PAID BY CUSTOMER TO Metavante UNDER THIS AGREEMENT. UNDER NO CIRCUMSTANCES SHALL Metavante BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR TORT DAMAGES, INCLUDING LOSS OF PROFITS OR GOODWILL, WHETHER OR NOT Metavante HAS BEEN ADVISED OR IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES.

     14.3. Third Party Claims. Customer agrees to defend, indemnify and hold Metavante harmless from any damages, costs, liabilities, expenses (including attorneys" fees), awards and judgments arising out of any claim or action relating to Customer's use of the Metavante Products; provided Metavante promptly notifies Customer of any such claims and Customer is provided an opportunity to fully participate in the defense or settlement of any such claims. Such indemnification shall not apply to personal injury or property damage to the extent caused by the negligence of Metavante or to Metavante's obligations with respect to its warranty against infringement. Customer agrees that Metavante shall have no duty of indemnity or contribution for a third party claim arising from the use of the Metavante Products or Metavante's performance of any services hereunder.

15.  CONFIDENTIALITY OBLIGATIONS. Each party agrees that (a) during the course
     ---------------------------
of its performance of this Agreement it may learn certain information concerning the other party's Confidential Information; (b) the Confidential Information of the other shall remain the property of the other, and that such Confidential Information is made available on a limited use basis solely in connection with this Agreement; (c) it will advise its employees to whom the Confidential Information is disclosed of their obligations under this Agreement; (d) it will not sell, disclose or otherwise make available any such Confidential Information, in whole or in part, to any third party without the prior written consent of the other party; and (e) it will utilize the same degree of care it utilizes for its own Confidential Information, but in no case less than a reasonable degree of care, to prevent disclosure of the other party's Confidential Information to any unauthorized person or entity. Upon termination of this Agreement all copies of Confidential Information shall be returned. Any copies of the Programs made by or on behalf of Customer shall contain the labels and notices specified on Exhibit C hereto. The restrictions under this section shall not apply to information which: (i) is or becomes publicly known through no wrongful act of the party receiving the Confidential Information; or (ii) becomes known to a party without confidential or proprietary restriction from a source other than the disclosing party; or (iii) a party can show by written records that such information or data was independently developed or was in its possession prior to disclosure by the other party. In the event a party is legally compelled to disclose the Confidential Information it will be entitled to do so provided it gives the other party prompt notice and assists the other party, at the other party's expense, in pursuing a protective order.

16.  MISCELLANEOUS.
     -------------

     16.1. Notices. Except as otherwise specified in the Agreement, all notices, requests, approvals, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by (i) first class U.S. mail, registered or certified, return receipt requested, postage pre-paid; or (ii) nationally recognized overnight courier service to the address specified on the signature page below. Notices shall be deemed given on the day actually received by the party to whom the notice is addressed.

     16.2. Assignment. This Agreement may not be assigned by either party, by operation of law or otherwise, without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided that Metavante may freely assign this Agreement (a) in connection with a merger, corporate reorganization or sale of all or substantially all of its assets, stock or securities, or (b) to any entity which is a successor to the assets or the business of Metavante Corporation. Except as expressly set forth in this Section 16.2, any transfer of this Agreement by liquidation or otherwise by operation of law or pursuant to a Change in Control of Customer shall constitute an assignment for the purpose of this Agreement and shall require the written consent of the other party. Any changes in use of the license granted herein may, in Metavante's sole discretion, result in an adjustment in the license and/or maintenance fees due hereunder.

     16.3. Force Majeure. Notwithstanding any provision contained in this Agreement, neither party shall be liable to the other to the extent fulfillment or performance if any terms or provisions of this Agreement is delayed or prevented by any causes not within its control, and which by the exercise of reasonable diligence it is unable to prevent. This clause shall not apply to the payment of any sums due under this Agreement by either party to the other.

     16.4. Waiver. No delay or omission by either party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by any party of any breach or covenant shall not be construed to be a waiver of any succeeding breach or any other covenant. All waivers must be in writing and signed by the party waiving its rights.

     16.5. Governing Law. This Agreement shall be governed by the internal laws of the State of Wisconsin, without regard to its conflicts of law provisions.

     16.6. Export Restriction. Regardless of any disclosure made by Customer to Metavante of an ultimate destination of any Metavante Products, Customer will not export and/or re-export either directly or indirectly any Metavante Products without first obtaining, at the Customer's expense, a license from the United States government, as required.

     16.7. Restricted Rights. The Metavante Products are provided with RESTRICTED RIGHTS. Use, duplication, or disclosure by the Government is subject to restrictions as set forth in subparagraph (c) 1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or subparagraphs (c)(1) and (2) of the Commercial Computer Software-Restricted Rights at 48 CFR 52.227-19, as applicable. Manufacturer is Metavante Corporation, 4900 West Brown Deer Road, Brown Deer, WI 53223-0528.

     16.8. Taxes. Any taxes based upon this Agreement or the services or products provided, except upon net income of Metavante, shall be paid by Customer. Metavante shall be entitled to receive 100% of payments due to it hereunder. In the event any taxing authority withholds or intercepts any amount due to Metavante hereunder, Customer shall pay to Metavante on demand the full amount of such withholding or intercepted payment.

     16.9. Payments. Unless specified otherwise, all amounts are due when the service has been completed or the Metavante Product has been delivered. All Metavante Products are shipped FOB Metavante's facility in Brown Deer, Wisconsin. Annual or monthly fees will be invoiced and paid in advance. Amounts outstanding after the due date are subject to an interest charge to date of payment of the lesser of 18% per annum or the

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

            highest legally allowable rate. Metavante may adjust its maintenance fees annually, effective January 1, upon at least sixty (60) days prior written notice; provided that no such increase, except with respect to rates for professional services, shall exceed 10%.

     16.10. Other Matters. Neither party shall solicit the employees of the other party during the term of this Agreement, for any reason. If any provision of the Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder shall not in any way be affected. Each party shall upon request provide such further assurances and undertake such further acts or things as may be reasonably necessary or appropriate to effectuate the terms of this Agreement. Neither party shall be deemed the agent, partner, or co-venturer of the other by reason of this Agreement or Customer's use of the Metavante Products. Unless explicitly stated otherwise, for any event which calls for either party to exercise its judgment, give its consent or perform an obligation, a standard of reasonableness shall apply. Both parties are deemed to have contributed equally to the drafting of this Agreement.

     16.11. Entire Agreement. All exhibits and schedules attached hereto are incorporated herein by reference. This Agreement, together with the exhibits and schedules hereto, constitutes the entire agreement between Metavante and the Customer with respect to the subject matter hereof. There are no restrictions, promises, warranties, covenants or undertakings other than those expressly set forth herein and therein. This Agreement supersedes all prior negotiations, agreements, and undertakings between the parties with respect to such matter. Any modifications or additions to this Agreement, the Metavante Products, or services requested by Customer and agreed to by Metavante will be documented in writing signed by both parties and will be governed by this Agreement, unless otherwise specifically agreed.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their names as of the date first above written.

            METAVANTE CORPORATION                                 MARSHALL & ILSLEY CORPORATION
            4900 W. Brown Deer Road                               770 North Water Street
            Brown Deer, WI  53223                                 Milwaukee, WI  53202

            By:    _____________________________________          By:_____________________________________
            Name:  Joseph L. Delgadillo                           Name:  James B. Wigdale
            Title: President and Chief Executive Officer          Title: Chairman and CEO

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

                               Index to Exhibits

Exhibit A      Metavante Fees, Hourly Rates and License Fees

Exhibit B      Training Services and Customization Services

Exhibit C      Necessary Labels and Notices for Copied Programs

Exhibit D      Customer's Affiliates

The above exhibits have been omitted. These exhibits will be furnished supplementally to the Securities and Exchange Commission upon request.